UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

CAMPBELL SOUP COMPANY

(Name of the Registrant as Specified In Its Charter)

THIRD POINT LLC

DANIEL S. LOEB

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT ENHANCED LP

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

FRANCI BLASSBERG

MATTHEW COHEN

SARAH HOFSTETTER

MUNIB ISLAM

LAWRENCE KARLSON

BOZOMA SAINT JOHN

KURT SCHMIDT

RAYMOND SILCOCK

DAVID SILVERMAN

MICHAEL SILVERSTEIN

GEORGE STRAWBRIDGE, JR.

WILLIAM TOLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This filing contains (1) a press release issued by Third Point LLC, (2) a transcript of a video made available by Third Point LLC, (3) statements from Third Point LLC through various social media outlets, (4) a screenshot from a website maintained by Third Point LLC and (5) a communication from Third Point LLC.

Third Point Releases Video to Explain Why Campbell Shareholders Should “Empty the Can” and Replace the Entire Board at this Year’s Annual Meeting

Four-Minute Production Chronicles Campbell’s History of Making Bad Deals, Overpaying Ineffective Management, and Catering to Insiders Who Have Left the Company Floundering

Makes Clear that Fixing Campbell Cannot Be Achieved by “Adding a Little Salt” or “Trying Some

Gluten-Free Noodles”

Reminds Shareholders Campbell’s Has Gone Stale, But Can Be “Mmm Mmm Good” Again with a

Refreshed Board

Urges Shareholders to VOTE the WHITE Proxy Card to Elect the Independent Slate, Which Has Plans to Turn Campbell Around and Save this Iconic American Brand from Further Value Destruction

NEW YORK—(BUSINESS WIRE)—Third Point LLC (LSE: TPOU) (“Third Point”), a New York-based investment firm managing approximately $18 billion in assets and a holder of approximately 7% of the outstanding common shares of Campbell Soup Company (NYSE: CPB) (“Campbell” or the “Company”), today released a four-minute video summarizing the sad story of Campbell’s sustained underperformance and track record of destroying shareholder value.

The video explains that Campbell’s Board has consistently betrayed shareholders’ loyalty by rewarding ineffective management, namely former CEO Denise Morrison, and catering to the interests of billionaire Board members, Mary Alice Malone and Bennett Dorrance. One segment highlights the opportunity cost to shareholders by noting that $1 invested twenty years ago1 in Campbell would be worth only $1.19 today – while a dollar invested at the same time in the S&P 500 would be worth $4.06 and a dollar invested in the S&P Consumer Staples Index would be worth $4.37. The video also includes Interim CEO Keith McLoughlin, in his own words, acknowledging that the Board and Company’s failures of focus, process, and accountability caused such poor results. Another important area of focus is the Board’s failed leadership when it comes to dilutive mergers and acquisitions, such as Bolthouse Farms and Snyder’s-Lance, and bad investments, like Juicero.

We encourage all shareholders to watch our video at http://bit.ly/EmptyTheCan2018 and review all elements of our Case for Change at www.refreshcampbells.com to understand why the Independent Slate will respect Shareholder voices, end the Insiders’ Reign of Error, and set Campbell’s on a new and profitable path. We urge shareholders to VOTE the WHITE Proxy Card to elect the Independent Slate and #RefreshTheRecipe.

***

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

[1]	Total shareholder return includes dividends; data from 9.28.98 to 9.28.18. Source: Third Point LLC; Bloomberg

PLEASE REMEMBER TO CAN THE COMPANY’S CARD! If you return a Campbell’s proxy card – even by simply indicating “withhold” on the Company’s slate – you will revoke any vote you had previously submitted for Third Point nominees on the WHITE proxy card.

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto and on October 9, 2018 filed Supplement No. 2 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.

CONTACTS

For Media:

Third Point LLC

Elissa Doyle, 917-748-8533

Chief Marketing Officer

edoyle@thirdpoint.com

Follow us on Twitter at @ThirdPointLLC

###

CHORUS SINGING: Mmmm mmmm
good; mmmm mmmm good;
That’s what Campbell’s soup is mmmm, mmmm…
FEMALE VOICEOVER: BAD.
What an incredible waste. One of America’s most iconic brands being left behind by failed leaders who punished shareholders’ loyalty.

One dollar invested twenty years ago in the S and P five hundred would be worth four dollars and six cents today. One dollar invested in the S and P five hundred Consumer Staples Index would be worth four dollars thirty-seven cents today. But, one dollar invested twenty years ago in Campbell would only be worth a dollar nineteen cents. A dollar nineteen.

We believe that the Campbell’s board’s failed leadership has destroyed over two decades of value for its shareholders while their competitors flourished. They admitted as much themselves.

KEITH McLOUGHLIN VOICEOVER:

Simply put, we lost focus We lost focus within our products and brands. Lastly, we lost focus in process and execution We didn’t have a culture of accountability, which led to poor execution.

FEMALE VOICEOVER: They blew your money
on bad deals that haven’t worked.
DOUG FROM JUICERO: Literally there’s juice is my veins.

FEMALE VOICEOVER: Dismal soup sales. Lowered expectations.
The Board failed to hold one CEO accountable for lousy performance.
Instead, they lavished her with more than sixty million dollars in total compensation and sent her to Davos to hobnob with the global elite.
DENISE MORRISON QUOTE: My favorite food at Davos
is the coffee.
FEMALE VOICEOVER: The Board failed to plan for succession, leaving shareholders without a permanent CEO at a critical time.
Fixing Campbell is not a simple case of adding a little salt or trying some gluten-free noodles. It’s far too late for that.
It’s time to empty the can, refresh the recipe and restore shareholder value.

Empty the can? You bet. Change the board. Not a member or two, all of the people who in our view are responsible for this incredible destruction and who have put the interests of corporate insiders and wealthy heirs ahead of shareholders and employees for too long.

Vote for a fresh new board with impeccable credentials. An independent slate with energy and experience who can recruit a best in class CEO and management team to turn this company around before it’s too late.

We know Campbell’s can thrive again. This is the only way to restore value for shareholders, employees, and all those who care about Campbell.
It’s what we do at Third Point. Tough restructuring.

2

We’ve done it before at other American companies like DowDuPont,
Yahoo, and Sotheby’s. Along with our slate, we own eight percent of shares and have major skin in the game, just like you do. Join us.
After twenty years of failure we’ll empty the can.
Replace the board. Recruit a strong CEO. Restore this American icon to serve the people it should – shareholders and employees – and not cater to those on the inside.
CHORUS SINGING: Mmmm, mmmm
good, mmmm, mmmm good, that’s what Campbell’s soup will be, mmmm, mmmm good. Good.

3

Hot off the stove! Third Point’s new #VIDEO chronicles the sad story of @CampbellSoupCo’s sustained underperformance & record of destroying shareholder value. WATCH “Empty the Can” here: http://bit.ly/EmptyTheCan2018 (SEC Legend: http://bit.ly/SEC_Legend)

* * *

Third Point has released a new video summarizing the sad story of Campbell’s sustained underperformance & track record of destroying shareholder value. Watch “Empty the Can” here: https://lnkd.in/ePZkiF8 (SEC Legend: http://bit.ly/SEC_Legend) #video #shareholdervalue

* * *

THIRD POINT

ABOUT US CASE FOR CHANGE OUR NOMINEES NEWS & RESOURCES CONTACT VOTE FOR CHANGE

CASE FOR CHANGE

Review Third Point's Opinions, Research and Views Regarding the Case for Change at CPB

VIDEO: Third Point Presents "Empty the Can"

Read More →

Oct 18, 2018

Third Point Comments on Unsurprising Announcement that Dorrance Family Members Intend to Vote for Themselves and Their Own Interests at Campbell's Annual Meeting

Third Point today responded to Campbell's announcement that its entrenched family Board members intend to vote for themselves at this year's Annual Meeting.

Read More →

Oct 17, 2018

Third Point Sends Letter to Campbell's Board, Demands Shareholders Have a Voice in CEO Search

Third Point believes the Company's books and records will help determine whether any Campbell officers, directors or employees have breached fiduciary duties and if the current directors have put shareholders first – or served insiders and heirs instead.

Read More →

****

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto and on October 9, 2018 filed Supplement No. 2 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.